NEWS 1 www.facebook.com/ford www.medium.com/@ford www.twitter.com/ford www.instagram.com/ford Ford Bringing Together Worldwide Industrial Capabilities, Completing Sequence of Steps to Ramp Up Ford+ Growth • Kumar Galhotra leads Ford’s global industrial system as COO, with vehicle hardware engineering, gas and hybrid programs, cycle planning, supply chain and manufacturing • Doug Field continues to oversee worldwide electric vehicle programs, development of EV technologies and digital platforms, and Ford’s design studios • Andrew Frick becomes president, Ford Blue, the customer-centered gas and hybrid business – a counterpart to Marin Gjaja in Ford Model e, Ted Cannis in Ford Pro DEARBORN, Mich., Oct. 18, 2023 – Ford is laying the last cornerstone in a series of organizational changes for its Ford+ growth plan, creating an effective and efficient end-to-end global industrial system as the operational engine behind all Ford vehicles – gas, hybrid and electric. “These moves will drive clarity and simplicity across Ford, so we can significantly ramp up our capabilities and combine them with businesses that are focused on the needs of different customers,” said CEO Jim Farley. “We’re changing how we work to give those customers experiences that go way beyond their expectations, while maximizing quality, minimizing costs and stamping out complexity everywhere.” He said that the new industrial structure completes a series of actions to unleash the growth and value-creation potential of Ford+, which is characterized by close, enduring customer relationships; improving financial performance; and investments in iconic vehicles and disruptive technologies and software. Previous actions included: • Launching the Ford+ plan itself, to combine great vehicles with software and services • Standing up the three distinct, customer-centered global automotive businesses: Ford Blue, Ford Model e and Ford Pro • Deploying the new Ford operating system, and • Initiating Ford Integrated Services to provide customers with software-enabled experiences. “We now have the right people with the right talent in the right places to give our customers products, services and value they can’t get anywhere else,” said Farley. Kumar Galhotra, who was heading Ford Blue, the company’s business unit for gas and hybrid vehicles, becomes chief operating officer and will lead Ford’s global industrial system. Galhotra now oversees all global vehicle engineering and cycle planning, ICE and hybrid programs, supply chain management, and manufacturing of vehicles on behalf of all the business units. Doug Field, as chief EV, digital and design officer, continues to drive innovation at startup speed in developing electric vehicles, creating digital platforms and software for Ford’s entire product lineup, and leading the company’s vehicle and digital design studios.

"Additionally, Doug and Kumar's teams will support our customers and the businesses that serve them by rooting out waste, reducing costs and raising quality – in design and development, supply chain and manufacturing," Farley said. "They'll give everyone else at Ford even more freedom to get close to, understand and serve customers."

In August, **Peter Stern** joined to lead the new Ford Integrated Services business. Stern's group will establish and market high-value, software-enabled services that leverage technologies such as Ford BlueCruise, the industry-leading hands-free highway driving system. The team will provide new benefits for customers – and new opportunities for Ford – in areas like productivity, security, and next-generation buying and service experiences.

Succeeding Galhotra as the head of Ford Blue is **Andrew Frick**, who reports to Farley. Frick had been managing Ford Blue's sales and distribution functions; trucks, SUVs and enthusiast vehicles; and operations in Mexico and Canada.

Frick's team and Ford dealers around the globe will have primary relationships with gas and hybrid customers – like **Marin Gjaja** with Ford Model e EV buyers and **Ted Cannis** with Ford Pro's commercial customers. They're accountable for making sure customers are heard throughout Ford and get best-in-class service and experiences. Frick, Cannis and Gjaja are also responsible for go-to-market initiatives and sales, revenue and profit growth in their respective business units.

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About Ford Motor Company
Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough EVs along with embedded software that defines exceptional digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford is pursuing mobility solutions through Ford Next, and provides financial services through Ford Motor Credit Company. Ford employs about 177,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com.

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